Exhibit 21.1

Subsidiaries of Hologic*	Jurisdiction of Incorporation or Organization
Acessa Health Inc.	Delaware
Beijing Hologic Technology Co., Ltd.	China
Benassar Diagnostica-Equipamientos Medicos Unipessoal, Lda.	Portugal
Bioptics, Inc.	Arizona
Biotheranostics, Inc.	Delaware
Bolder Surgical Holdings, Inc.	Delaware
Bolder Surgical, LLC	Colorado
Cytyc Corporation	Delaware
Cytyc Prenatal Products Corp.	Delaware
Cytyc Surgical Products, LLC	Massachusetts
Diagenode Co., Ltd.	Japan
Diagenode SA	Belgium
Diagenode, LLC	Delaware
Emsor, Sociedad de responsabilidad limitada	Spain
Endomagnetics GmbH	Germany
Endomagnetics Ltd.	United Kingdom
Endomagnetics SAS	France
Endomagnetics, Inc.	Delaware
Faxitron Bioptics, LLC	Delaware
Genewave SAS	France
Gen-Probe Incorporated	Delaware
Gen-Probe Prodesse, Inc.	Wisconsin
Health Beacons, Inc.	Washington
Hologic (Australia & New Zealand) Pty Ltd.	Australia
Hologic (Hainan) Medical Co., Ltd.	China
Hologic Asia Pacific Limited	Hong Kong
Hologic Austria GmbH	Austria
Hologic BV	Belgium
Hologic Bermuda Holding Limited	Bermuda
Hologic Bermuda Holding 2 Limited	Bermuda
Hologic Bermuda Limited	Bermuda
Hologic Canada ULC	Canada
Hologic Capital Holdings, Inc.	Delaware
Hologic Denmark ApS	Denmark
Hologic Deutschland GmbH	Germany
Hologic Espana S.A.	Spain
Hologic Finance Ltd.	Bermuda
Hologic France SARL	France
Hologic GGO 2, LLC	Delaware
Hologic GGO 3 LLP	United Kingdom
Hologic GGO 4 LTD	United Kingdom
Hologic Global Holding LTD	United Kingdom
Hologic Hitec-Imaging GmbH	Germany

Hologic Holdings Limited	United Kingdom
Hologic HUB LTD	United Kingdom
Hologic Iberia, S.L.	Spain
Hologic India LLP	India
Hologic International Holdings B.V.	Netherlands
Hologic IP LTD	United Kingdom
Hologic Ireland Limited	Ireland
Hologic Italia S.r.l.	Italy
Hologic Japan KK	Japan
Hologic Korea Ltd.	Korea
Hologic Latin America (Servicos Em Marketing E Negocios) Ltda.	Brazil
Hologic Ltd.	United Kingdom
Hologic Malaysia SDN. BHD.	Malaysia
Hologic (Shanghai) Medical Supplies Co., Ltd.	China
Hologic Medical Technologies (Beijing) Co., Ltd.	China
Hologic Medicor Suisse GmbH	Switzerland
Hologic MENA, Technical and Scientific Office	Saudi Arabia
Hologic Middle East, Dubai	Dubai
Hologic Netherlands B.V.	Netherlands
Hologic Nordic Holdings Oy	Finland
Hologic Sales and Service, LLC	Massachusetts
Hologic Singapore Pte. Ltd	Singapore
Hologic Suisse SA	Switzerland
Hologic Surgical Products Costa Rica, S.R.L.	Costa Rica
Hologic Sweden AB	Sweden
Hologic Swiss Group GmbH	Switzerland
Hologic Taiwan Ltd.	Taiwan
Hologic UK Finance Ltd.	United Kingdom
Hologic US Finance Co LLC	Delaware
Mobidiag Oy	Finland
Mobidiag Sverige AB	Sweden
Mobidiag UK Ltd.	United Kingdom
Navigation Three Limited	Hong Kong
Normedi AB	Sweden
Normedi Danmark ApS	Denmark
Normedi Finland OyAb	Finland
Normedi Nordic AS	Norway
Normedi Norge AS	Norway
Somatex (HK) Limited	China
Somatex Medical Technologies GmbH	Germany
SuperSonic Imagine (Shanghai) Medical Devices Co., Ltd.	China
Suros Surgical Systems, Inc.	Delaware
TCT International Co., Ltd.	British Virgin Islands

*Subsidiaries not included in the list are omitted because, in aggregate, they are insignificant as defined by Item 601(b)(21) of Regulation S-K.